UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1924

MPEG SUPER SITE, INC.
(Name of Registrant as specified in its charter)
22431 B-160 Antonio Parkway #415
Rancho Santa Margarita, California 92688
Colorado 84-0503585
(State of incorporation) (IRS Employer Identification #)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Check the appropriate box:
[ X ] Filed by the registrant
[ ] Filed by a party other than the registrant

Check the appropriate box:
[ ] Preliminary proxy statement	[ ] Soliciting material under Rule 14a-12
[ X ] Definitive proxy statement	[ ] Confidential, for use of the Commission only
[ ] Definitive additional materials		(as permitted by Rule 14a-6(e)(s)).

Payment of filing fee (check appropriate box):
[ X ] No fee required.
[ ] Fee computed on table below per Exchange Act Rues 14a-6(i)(1) and 0-11.
Title of each class of securities	Aggregate	Proposed	Proposed maximum	Total
to which transaction applies	amount	price per unit	aggregate value	fee paid

Common Shares

[ ] Fee previously paid with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

MPEG Super Site, Inc.
22431 B-160 Antonio Parkway #415
Rancho Santa Margarita, California 92688

___________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 6, 2001

TO OUR SHAREHOLDERS:

Notice is hereby given that a Special Meeting of Shareholders (the “meeting”) of MPEG Super Site, Inc. will be held at 5101 Great American Parkway, Santa Clara, CA 95054 on July 6, 2001 at 10:00 a.m. local time, for the purpose set forth in this Notice. A Proxy Card and a Proxy Statement for the meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1. The election of three (3) directors to our Board of Directors, to serve until their resignation or removal from office, or until their respective successors are elected and qualified;

2. The ratification and approval of our acquisition of Modern MFG Services, Inc., a Washington corporation doing business as “Virtual RFQ”;

3. The reverse split of our common stock on a one-for-twenty basis;

4. The approval of a change of our state of incorporation to Nevada and our name to “Modern MFG Services, Inc.” or such similar name as permitted by the Nevada Secretary of State; and

5. Consideration of any matters which may properly come before the Meeting, or any adjournment thereof. At this time, the Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned. Only shareholders of record as of the close of business on June 1, 2001 are entitled to notice of and to vote at the Meeting. Our stock transfer books will remain open. There is printed on the following pages a Proxy Statement to which your attention is invited. Please read it carefully. You are requested to fill in and sign the enclosed form of Proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the meeting in person.

By Order of the Board of Directors.

Bruce M. Tomiyama
President

Rancho Santa Margarita, California
May 18, 2001

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID, ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 6, 2001

INTRODUCTORY STATEMENT

This Proxy Statement and accompanying Proxy are furnished in connection with a solicitation of Proxies by the Board of MPEG Super Site, Inc. (the "Company) for use at the Special Meeting of Shareholders of the Company, to be held at 5101 Great American Parkway, Santa Clara, CA 95054 on July 6, 2001, at 10a.m., local time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. References in this document to "us," "we" or "the Company" refer to MPEG Super Site, Inc. and its predecessor.

Shareholders of record at the close of business on June 1, 2001 will be entitled to receive notice of and to vote at the meeting. Each share of common stock is entitled to one vote for each matter submitted to a vote at the meeting. Shares represented by executed and unrevoked Proxies will be voted in accordance with the specifications made thereon. If the enclosed form of Proxy is executed and returned, it nevertheless may be revoked by giving another Proxy or by letter or telegram directed to the Company. Any such revocation must show the shareholder's name and must be received prior to the commencement of the meeting in order to be effective. Additionally, any shareholder attending the meeting in person, who wishes to do so, may vote by ballot at the meeting, thereby canceling any Proxy previously given. Where no instructions are indicated, Proxies will be voted “FOR” the nominees for directors indicated below and *FOR* the proposals to be considered at the Special Meeting or any adjournment thereof. Proxy materials will be mailed to shareholders of record on or about June 14, 2001.

VOTING SECURITIES, PRINCIPAL HOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

In order to be approved, each of the proposals in this Proxy Statement requires the affirmative vote of a majority of the shares actually voted on such proposal, with the exception of the change of domicile to Nevada and the reverse split, which require a majority vote of the issued and outstanding shares.

The holders of our $0.001 par value common stock have the exclusive voting rights at this Special Meeting, with each share entitled to one vote. Only shareholders of record at the close of business on June 1, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof. As of December 31, 2000, we had 16,293,580 shares of common stock outstanding.

The following sets forth the number of our $0.001 par value common stock beneficially owned by (i) each person who, as of December 31, 2000, was known by us to own beneficially more than five percent (5%) of our common stock, (ii) our Directors, and (iii) our Officers and Directors of the Registrant as a group.

Name and Address	Amount and Nature	Percent of
of Beneficial Owner	of Beneficial Ownership	Class
Kunimitsu Misawa	3,115,428	19.12%
13900 Panay Way
Marina Del Rey, CA 90292

Joseph S. Muto	1,169,432	7.18%
6 Mela Lane
Rancho Palos Verdes, CA 90275

Bruce Tomiyama	300,000	1.84%
11 Los Pioneros
Rancho Santa Margarita, CA 92688

Kristen Welles-Lanham	1,384,428	7.98%
45 Glen Echo
Dove Canyon, CA 92679

Officers and Directors	300,000	1.84%
as a Group (1 person)

All ownership is beneficial and of record except as specifically indicated otherwise.

Beneficial owners listed above have sole voting and investment power with respect to the shares shown unless otherwise indicated.

INFORMATION REGARDING US

We have attached to this proxy statement a copy of our latest Annual Report on Form 10-KSB as of June 30, 2000 and our latest quarterly report as of December 31, 2000. Any shareholder who has not received a copy of such Annual Report or Quarterly Report may obtain a copy by writing to us. This Annual Report and Quarterly Report are not to be treated as part of the proxy solicitation material, or as having been incorporated by reference.

ACTION TO BE TAKEN UNDER THE PROXY

Proxies in the accompanying form that are properly executed and returned will be voted at the Special Meeting in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specific matter will be voted as follows with respect to such matter: (a) “FOR” the election of the three (3) persons named in this Proxy Statement as Management's nominees for election to our Board of Directors; (b) FOR the ratification and approval of our proposed acquisition of one hundred percent of the common stock of Modern MFG Services, Inc., a Washington corporation doing business as "Virtual RFQ; (c) “FOR” a one-for-twenty reverse split of our common stock as of a date to be approved by our Board of Directors; (d) “FOR” the approval of the change of our state of incorporation to Nevada and the change of our name to "Modern MFG Services, Inc." or such similar name as permitted by the Nevada Secretary of State; (e) "FOR" the transaction of any other business to come before the Meeting, in the discretion of the holders of such Proxies.

If the shareholders reject the proposal for the approval of our proposed acquisition of Modern MFG Services, Inc., a Washington corporation doing business as "Virtual RFQ or the reverse split, then the acquisition of Modern MFG Services, Inc., a Washington corporation doing business as "Virtual RFQ” will not take place. We will pay no fees to Modern MFG Services, Inc. thereby but each side will be responsible for its own expenses in connection with the transaction. Our shares for the shareholders of Modern MFG Services, Inc. will be canceled. It should be noted that this transaction has not been completed but is subject to two conditions, which are the reverse split and shareholder approval. Our shareholders may reject the transaction by refusing to approve either the reverse split or the acquisition. We believe that as a matter of Colorado law, a vote in favor of ratifying the acquisition precludes a shareholder from bringing suit against us for entering into a transaction prior to obtaining shareholder approval.

We know of no other matters, other than those stated above, to be presented for consideration at the Meeting. If, however, any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their judgment on such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Meeting from time to time.

RIGHTS OF DISSENTING SHAREHOLDERS

According to the Colorado Business Corporation Act, each of our Shareholders has the right to dissent from our proposed change of domicile to Nevada. If this proposal is approved and not abandoned, each of our Shareholders also has the right upon compliance with the procedures set forth below, to receive payment in cash for the fair market value of his or her shares as of February 8, 2001, the day before the proposed change of domicile was first publicly announced. However, no such right will exist for any Shareholder (except with respect to certain shares as to which there may exist a restriction on transfer imposed by us or by law or regulation), unless demands for such payment are filed, as described below.

The following summary does not purport to be a complete statement of the law relating to dissenters' rights and is qualified in its entirety by Article 113 of the Colorado Business Corporation Act, a copy of which is attached as Exhibit "B" hereto. This summary and Exhibit B should be reviewed carefully by any shareholder who wishes to exercise dissenter's rights or who wishes to preserve his or her rights to do so, since failure to comply with the procedures set forth below will result in the loss of such rights.

Any Shareholders electing to exercise his or her right to dissent from the change of domicile and have the Company purchase some or all of his or her shares for cash must, as to those shares ("Dissenting Shares") satisfy each of the following requirements:

1. A dissenting Shareholder shall cause the Company to receive, before any vote is taken, written notice of that Shareholder's intention to demand payment for the Shareholder's shares if the proposed corporate action is effectuated; and

2. Not vote the shares in favor of the corporate action.

A Shareholder who does not satisfy the requirements of (1) and (2) above is not entitled to demand payment for the Shareholder's shares under Article 113.

Any of our Shareholders who choose to receive cash for shares of Common Stock pursuant to the exercise of dissenter's rights may give rise to taxable income. Each such Shareholder is urged to consult his or her own tax and financial advisor as to such matter.

ELECTION OF DIRECTORS

Our Management has proposed that three (3) Directors be elected to our Board of Directors, each such Director to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. One of the nominees is the current sole director. The nominees for the Board of Directors are as follows:

Roger M. Janssen. Mr. Janssen has an extensive background in the manufacturing business, with over twenty years experience. He is the President and founder of Virtual RFQ. For the past thirteen years (from June 1988), he has owned and operated his own machine shop, Key Mfg., Inc., in the greater Seattle area. Key Mfg., Inc. is a well respected manufacturer of customized machine parts and assemblies in the western Washington area. Several of its clients include; Boeing, Microsoft, Starbucks Corporation, Precor and Eldec. In addition to that, he has guided several manufacturing companies during their start up phase with a strong focus on procurement excellence. Mr. Janssen has traveled nationally as a manufacturing consultant. He has been active for 18 years in various college and skill center programs in the manufacturing sector, serving as President of the Sno-Isle Skills Center advisory committee. He is a long-standing, active member of the Society of Manufacturing Engineers and the National Tooling and Machining Association.

Terry A. Burke. Mr. Burke is currently Vice President of Sales for Virtual RFQ and has over fifteen years experience in the area of purchasing and sales. For the last five years, he has worked securing aerospace contracts for WMW Manufacturing Services Inc. (from July 1996 to June 1999), as its head of business development, and Burke Manufacturing Services (from July 1999), which he founded. Mr. Burke specializes in the sales and marketing of manufacturing components. Mr. Burke maintained and supported aerospace contracts with such corporations as Boeing Space and Defense, Boeing Sea Launch, UpChurch Scientific and Genie Hi-Lift. He has also held various outside sales positions with DPB LIMITED (from February 1987 to July 1996), and Howard and Phils Inc. from November 1984 to February 1987. Currently Mr. Burke serves on the board of the National Tooling and Machining Associations Puget Sound Chapter of Washington State as their Vice President. He is currently a member of the Washington Manufacturing Excellence Association.

Bruce M. Tomiyama. Mr. Tomiyama is currently our sole director. For over 14 years, Mr. Tomiyarna has held senior financial executive positions in private industry. Most recently (from July 1998) as Vice President of Business Development for Gambit Entertainment, Inc. an international company specializing in the entertainment industry. Mr. Tomiyama was responsible for creating opportunities between U.S. and Japan companies in the areas of multimedia, television and commercial endorsements. Prior to that (from September 1991 to June 1998), Mr. Tomiyama was Senior Vice President and a Director of SNK Corporation of America, the U.S. subsidiary of SNK Corporation, Osaka, Japan, a billion dollar manufacturer of coin operated and consumer video games. Mr.

Tomiyama was responsible for all domestic operations including finance, administration, sales, marketing and distribution. From December 1988 to August 1991, he was Corporate Controller for Miriam’s Inc a local retail chain of women’s apparel stores. Mr. Tomiyarna was the Chief Financial Officer of Moskatel’s Inc. (from May 1985 to November 1988), a large regional specialty retail chain. He was responsible for the day to day operations of that company’s corporate office and distribution center. Mr. Tomiyama began his career with the international accounting firm of Deloitte & Touche, from October 1983 to April 1985.

It is the intention of the persons named in the accompanying form of Proxy to vote such Proxy FOR the election of the persons listed below, unless shareholders specifically indicate in their Proxies that they desire to abstain from voting for the electing of certain Directors to office. Our Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the Board of Directors reserves the right to substitute another person(s) of their choice as nominee(s). Each nominee must be approved by an affirmative vote of a majority of the quorum of the shares present and entitled to vote at the Special Meeting of Shareholders. Our Management recommends that shareholders vote FOR the election of each nominee.

VOTING

According to our Articles of Incorporation, every shareholder voting for the election of directors is entitled to one vote for each share. A shareholder may vote each share once for one nominee to each of the director positions being filled. A shareholder may not accumulate votes. Although we will use our shareholders as of June 1, 2001, the shares which have been issued in this acquisition will not be voted.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

We have no committees of the Board of Directors. All members of our Board of Directors acted as the Executive Compensation Committee, participated in deliberations and made decisions concerning executive officer compensation during the course regular Board Meetings. This Compensation Committee, which is composed of all of the members of the Board of Directors, had no meetings or consents in lieu of meetings during the fiscal year ended June 30, 2000. The Board of Directors conducted one meeting during the fiscal year ended June 30, 2000. Our Director and Executive Officer, his age and present position held are as follows:

Name	Age	Position Held

Bruce M. Tomiyarna	40	President, Secretary, Chief Financial Officer and Director

All Directors will serve in such capacity until the next annual meeting of our shareholders and until their successors have been elected and qualified. The officers serve at the discretion of the Company's Directors. There are no familial relationships among the our officers and directors, nor are there any arrangements or understanding between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires our Company's officers and directors and persons owning more than ten percent of our Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-K under the 34 Act requires us to identify in on Form 10-KSB and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, we have the following report to make under this section: The only report filed was by our current sole officer and director, Mr. Tomiyama, who filed his report late.

EXECUTIVE ENUMERATION

Summary Compensation Table

No executive officer received cash compensation in excess of $100,000 during the fiscal years ended June 30, 1999 and 2000. Compensation does not include minor business-related and other expenses paid by us for our officers during fiscal year 1999. Such amounts in the aggregate do not exceed $ 10,000.

Compensation Summary

The following sets forth the aggregate cash compensation paid by us for services rendered during the last three years to us by our Chief Executive Officer and by the other three highest paid executive officers.

		Annual Compensation		Other Annual
Name and Principal Position	Year	Salary		Bonus Compensation

Bruce M. Tomiyama	99-00 (a)	$41,250 (1)	68,750 (2)	$0	$300
President, CFO, Secretary

Kunimitsu Misawa	99-00 (a)	$64,799 (1)	$0 (2)	$0	$0
Chairman (former)

Joseph S. Muto	99-00 (a)	$30,000 (1)	$0 (2) $0		$0
President (former)

Eddie Wenrick	99-00 (a)	$25,000 (1)	$75,000 (2)	$0	$250
Vice President (former)

Michael L. Schumacher (3)	98-99 (b) $0 $0 $0 $0
President and CEO (former)	97-98	$0	$0	$0	$0

(1) Represents actual amount paid.

(2) Represents amount accrued but not paid.

(3) Mr. Schumacher received $500 of Common Stock as directors fees during the period ended June 30, 1999 and
$750 of Common Stock as directors fees during the period ended June 30, 1998.

(a) Were not officers for the years 97-99.

(b) Was not an officer for the years 99-00.

From time to time, we have granted shares of our common stock as additional compensation to our officers and key employees for their services, as determined by our Board of Directors.

As of June 30, 2000, we had no group life, health, hospitalization, medical reimbursement or relocation plans in effect. Further, we had no pension plans or plans or agreements which provide compensation on the event of termination of employment or change in control of us.

We do not pay members of our board of Directors any fees for attendance or similar remuneration or reimburse them for any out-of-pocket expenses incurred by them in connection with our business.

There was no compensation paid to any director of RMPC or PRIME other than$3,500 paid as director fees to RMPC directors for the year ended June 30,1999, and $3,500 paid as directors fees to RMPC directors for the year ended June 30, 1998.

SHAREHOLDER RATIFICATION AND APPROVAL OF ACQUISITION

Summary of the Acquisition

This is a brief summary of our acquisition of Modern MFG Services, Inc., a Washington corporation doing business as "Virtual RFQ."

This Acquisition is planned as a stock-for-stock exchange between Modern MFG Services, Inc. and us. After a one-for-twenty reverse split, we will have approximately 814,679 shares prior to the acquisition. We are to exchange 11,525,000 of our shares for 100% of the common shares of Modern MFG Services, Inc., which is also 11,525,000 shares. The directors of Modern MFG Services, Inc. will be added to our Board of Directors along with our current director, and the Modern MFG Services, Inc. officers will become our officers. We will become a Nevada corporation.

This transaction has not been completed and is subject to our shareholders’ approval. Our shareholders may still reject the transaction by refusing to ratify it. If the shareholders reject the proposal for the approval of our proposed acquisition of Modern MFG Services, Inc., a Washington corporation doing business as "Virtual RFQ," or reject the reverse split, then the acquisition of Modern MFG Services, Inc. will not take place. We will pay no fees to Modern MFG Services, Inc. thereby but each side will be responsible for its own expenses in connection with the transaction. We will cancel the shares for the Modern MFG Services, Inc. shareholders and they will return any and all securities which they have been issued in the rescinded transaction.

We believe that, as a matter of Colorado law, a vote in favor of ratifying the acquisition precludes any of our shareholders from bringing suit against us for entering into a transaction prior to obtaining shareholder approval. In such event, we also believe that none of our officers or directors will have any liability for their exercise of discretion in this transaction. If the transaction is not approved, we believe that the contractual terms of the Agreement for acquisition precludes Modern MFG Services, Inc. or its shareholders from successfully prevailing in an action against us or our officers and directors. However, it should be noted that we have no liability insurance to cover any shareholder actions by either our own or Modern MFG Services, Inc. or its shareholders, should any action be brought in this matter. Further, there can be no guarantee that a court may not find liability on our part, our officers, directors, or all of them under the terms of the Acquisition.

All matters are contingent upon the ratification and approval of our acquisition of Modern MFG Services, Inc., a Washington corporation doing business as “Virtual RFQ”, except the change of state of incorporation from Colorado to Nevada. The ratification and approval of our acquisition of Modern MFG Services, Inc. is dependent upon the approval of the one for twenty reverse split.

The Parties

MPEG Super Site, Inc., a Colorado corporation and Modern MFG Services, Inc. a Washington corporation and its principal shareholders are the parties to the transaction. We are an Internet-related company. We are located at 22431 B-160 Antonio Parkway, #415, Rancho Santa Margarita, California 92688. Our phone number is (949) 791-5036. Modern MFG Services, Inc. has its principal offices located at 4462 Russell Road, Suite 102, Mukilteo, Washington 98275. Their phone number is (425) 315-0737. They are a company who plans to develop an Internet based technology, which will be a vehicle for business-to-business e-commerce.

General

Our Board of Directors had previously decided that we should look at the Modern MFG Services, Inc. operations as a potential area of development. Our Board of Directors felt that the Internet aspect of this industry, while new and subject to potential risk and uncertainty, particularly in the regulatory area, offered unique opportunities for substantial profits over a relatively short period of time with minimal investment. Our Board of Directors exercised its discretion under the Business Judgment Rule as adopted in the State of Colorado to seek to place our Company into the Modern MFG Services, Inc. operations and believes that such a move is the most appropriate action for us at this time.

It was the feeling of our Board of Directors that we should look to acquire a company already in that business, even if only on a development stage or preliminary basis, to accelerate our ability to become operational in this industry. We looked at several companies prior to this acquisition. No other companies were considered because these were the only companies which we could find that could be potentially acquired and were of a size which we believed could be effectively acquired.

We performed due diligence on each company we considered. After conducting our due diligence, we chose Modern MFG Services, Inc. We are acquiring Modern MFG Services, Inc. based upon arms length negotiation, with no relationship to its net book value.

As far as our common shares are concerned, both the high and low bid prices as of the date preceding public announcement of the transaction were $.03 and $.02 respectively.

The Terms

This transaction was planned such that Modern MFG Services, Inc. would become our subsidiary and the former shareholders of Modern MFG Services, Inc. would thereby own approximately 93.4% of us. We will issue 11,525,000 shares, post reverse-split and there will be approximately 814,679 shares outstanding after the proposed reverse-split. This transaction has been accounted for as a purchase.

The present exchange has given us effective control of Modern MFG Services, Inc., and the current control shareholders of Modern MFG Services, Inc. are now our affiliates. However, at the present time, Modern MFG Services, Inc. is in the development stage and has not fully commenced operations. Modern MFG Services, Inc. is expected to commence operations only after we have completed a private placement to fund its efforts.

We decided to engage in the transaction with Modern MFG Services, Inc. to broaden the asset base and increase the value of our shares as a result of acquiring a potentially profitable business. At the present time, Modern MFG Services, Inc., as well as we, have a going concern qualification to the financial statements. Please see Exhibit A attached to this proxy statement. However, we believe that the combination of the two companies will create a potential, which neither company individually presently has, to raise additional capital to carry out the combined companies’ business plan. Except for the reverse-split, none of the rights of any securities holders will be affected by this transaction.

Modern MFG Services, Inc.

Modern MFG Services, Inc. was incorporated in December 2000, for the purpose of providing an Internet based technology, which is planned to be a vehicle for business-to-business e-commerce. Specifically, it is the plan of Modern MFG Services, Inc. to allow registered users in the manufacturing industry to deal with one another in the buying and selling of goods and services. Modern MFG Services, Inc. is a development stage company, which has not yet commenced operations. Modern MFG Services, Inc. has no material inventories or accounts receivable. No independent market surveys have ever been conducted to determine demand for the Modern MFG Services, Inc.'s products and services. Modern MFG Services, Inc. has never generated any revenues with exception of "seed" investment. At the present time, Modern MFG Services, Inc.'s principal assets are an active Web Site, and the Virtual RFQ business concept. Virtual RFQ will be the product of Modern MFG Services, Inc.

Modern MFG Services, Inc. plans to provide the opportunity, over the Internet, for purchasing agents and job shops to send out encrypted Requests For Quotations (RFQ’s) to registered users and to receive responses to such RFQ’s.

Modern MFG Services, Inc. is managed by a group of personnel who have an extensive successful history in the manufacturing industry.

Modern MFG Services, Inc. is managed by a core group of individuals who have an extensive history in the manufacturing industry. The managing personnel of Modern MFG Services, Inc. have a combined history of over 35 years experience within the manufacturing arena. They have successfully bid, secured and completed contracts with such major corporations as Microsoft, Boeing, Starbucks, UpChurch Scientific and Genie HiLift. Collectively they have been directly involved in managing numerous multi-million dollar contracts, which include groundbreaking technologies in the development of the Boeing 737 and Boeing 757. A solid foundation in the traditional process of manufacturing customized parts from both the job shop and purchasing agent, along with their vast industry contacts will prove to be extremely beneficial to the successful implementation of bringing both parties to a dynamic convergence on the Internet. Mr. Janssen and Mr. Burke also have a successful entrepreneurial track record, both having started their own companies that continue to grow and expand today. The knowledge attained from their past experiences along with the respect and trust of the largest corporations in the manufacturing industry will be of great benefit to the success of Modern MFG Services, Inc. Mr. Janssen and Mr. Burke are both current members of the National Tooling and Machining Association in which Mr. Burke is the Vice President of the Puget Sound Chapter. Mr. Janssen is also a member of the Society of Manufacturing Engineers both these organizations are well respected within the industry.

Narrative Description of the Business

General Plan of Operation

Modern MFG Services, Inc.'s marketing plan will be focused on manufacturers in the aerospace, commercial, and medical industries, along with the first and second tier of suppliers to these manufacturers. The customers for the services will be purchasing agents and job shops for these industries. This plan will be the primary focus for Modern MFG Services, Inc.'s marketing efforts during the coming fiscal year. During the past fiscal year, Modern MFG Services, Inc. has focused solely on development stage activities.

For at least the next twelve months of operation, Modern MFG Services, Inc. will subcontract equipment and personnel to create its operations. This function will be re-evaluated at the end of the twelve month period.

This strategy has been adopted for several reasons. The initial capital equipment and expertise required to competitively and effectively take on the development of the software is substantial. We believe that there are numerous expert subcontract software houses capable of producing the software necessary for Modern MFG Services, Inc.. By utilizing several of these subcontractors, the potential costs and risks can be greatly reduced. Modern MFG Services, Inc. plans to primarily function in the United States and Canada. Throughout calendar year 2001 and into calendar year 2002, Modern MFG Services, Inc.'s efforts will be concentrated on improving the financial position of Virtual RFQ.

Marketing Plan

Modern MFG Services, Inc. plans to create a loyal customer base and to build repeat site traffic while expanding its products and services in a business-to-business environment.

Modern MFG Services, Inc. plans to employ a multi-faceted approach to marketing. These activities will be aimed at providing increased customer awareness and education relative to the availability and capabilities of the newer emerging bu siness-to-business market via the Internet. Modern MFG Services, Inc. will search for strategic alliances to implement its planned operations.

Modern MFG Services, Inc. will utilize the mailing lists and personal contacts compiled from direct contacts by our sales/marketing group. The proposed direct mail and e-mail campaign is the most cost effective method of reaching this customer base. Fax mailings and direct mailings are used to approach new groups.

Through direct mail and e-mail campaigns, participation in trade shows and selected advertising, Modern MFG Services, Inc. will attempt to create corporate awareness and demand for its products and services in the marketplace. This is especially important for the success of Virtual RFQ. Modern MFG Services, Inc. through its many relationships with various trade organizations will provide the opportunity for a grass roots marketing campaign. Modern MFG Services, Inc. intends to advertise in various trade publications aimed at the managers of medium to large size manufacturers. Participation in trade shows is another avenue that will be heavily pursued to reach the end-user business market. Modern MFG Services, Inc. has participated in several industry trade shows with a great deal of success and interest shown in their products and services. Modern MFG Services, Inc. plans to offer many of its products and services on a subscriber basis.

Raw Materials

Modern MFG Services, Inc. plans to use no raw materials in its operations

Customers and Competition

The principal customers of Modern MFG Services, Inc. are planned to be manufacturers in the aerospace, commercial, and medical industries, along with the first and second tier of suppliers to these manufacturers and purchasing agents and job shops. Modern MFG Services, Inc sees as its competitors companies which now or in the future may plan to market similar competing products and services as those of Modern MFG Services, Inc. At the present time, Modern MFG Services, Inc. is aware of no major competitor in its proposed market. Modern MFG Services, Inc. believe that the market is divided up among very small operations, none of whom have a significant share of the market on an individual basis.

There are currently no other web sites that deliver the complete package that Virtual RFQ.com has to offer. There are approximately five other websites offering their version of RFQ services in the aerospace, commercial, and medical industries. These sites are SupplierOne.com, Mfgquote.com, Jobshop.com, American Manufacturers.com and Supplier Market.com. None has targeted specific markets so far.

To the extent that Modern MFG Services, Inc. is unable to interest consumers to accept its proposed products and services, Modern MFG Services, Inc. could have difficulty in achieving its goals and objectives, of ever becoming profitable, or of even continuing as a viable entity. Modern MFG Services, Inc. believes that it can develop a viable segment of its proposed market, although Modern MFG Services, Inc. has not yet started to compete. In any case, Modern MFG Services, Inc. expects competition to be intense. The market for all of Modern MFG Services, Inc.'s proposed products and services probably has limited barriers to entry for other competing operations, so that the competitive picture could change at any time. Consequently, the number of competitors could be substantial, although such is not the case at this point.

Facilities

Modern MFG Services, Inc. has its headquarters for Virtual RFQ in Mukilteo, Washington.

Proprietary Information

Modern MFG Services, Inc. plans to use copyrighted software, trade secrets, and other proprietary information in connection with its proposed operations. At the present time, Modern MFG Services, Inc., except for the name Virtual RFQ, owns no material proprietary information.

Government Regulation

Modern MFG Services, Inc.'s proposed operations are expected to involve no potentially significant governmental oversight and regulation.

Research and Development

Modern MFG Services, Inc. has spent approximately $160,000 as of the twelve months ended January 31, 2001 in research and development.

Environmental Compliance

Modern MFG Services, Inc. is not expected to be subject to any material costs for compliance with any environmental laws in any jurisdiction in which it proposes to operate.

Employees

Modern MFG Services, Inc. has seven employees. Modern MFG Services, Inc.'s employees are not represented by any union or collective bargaining group, and there is no history of any labor problems, or disputes. Modern MFG Services, Inc. has the human resources at present to fulfill its current business plan but expects to hire additional employees in the future for expansion of its operations in the ordinary course of business.

Modern MFG Services, Inc. has not been subject to any bankruptcy, receivership or similar proceeding.

Backlog

At December 31, 2000, Modern MFG Services, Inc. had no backlogs.

Financial Statements

Enclosed are the audited financial statements of Modern MFG Services, Inc. for the period ended January 31, 2001.

Closing of the Transaction

The transaction has not closed but is subject to ratification and approval of our shareholders in this meeting.

Votes Required

Our Board of Directors is proposing that our shareholders ratify and approve the transaction. All common shareholders of record as of June 1, 2001, which does not include the new shareholders from the acquisition, will be authorized to vote. This resolution requires the affirmative vote of a majority of our issued and outstanding shares. The Acquisition has been approved by the holders of a majority of the outstanding capital shares of Modern MFG Services, Inc. The Board of Directors fully supports this acquisition.

Our Board of Directors believes that the transaction and price for the transaction are fair to our shareholders. As stated above, we are acquiring Modern MFG Services, Inc. in a stock-for-stock transaction. The number of shares were negotiated at arms-length. For all of these reasons, our Board of Directors recommends that our shareholders vote "FOR" the ratification and approval of the acquisition.

REVERSE SPLIT

As a part of the closing of the acquisition of Modern MFG Services, Inc., we are required by the Agreement and Plan of Reorganization to engage in a one-for-twenty reverse split of our issued and outstanding common shares. Fractional shares will be rounded up to the next whole number. The number of authorized shares will not be changed.

This reverse split is an important condition for the completion of our acquisition of Modern MFG Services, Inc.. Given the value which will be put into our company, our Board of Directors believes that the reallocation of the ownership interests, which will take place as a result of the reverse split, is fair. This resolution requires the affirmative vote of a majority of our issued and outstanding shares. Our Board of Directors recommends that shareholders vote FOR the resolution.

CHANGE OF STATE OF INCORPORATION

We want to change our state of incorporation to Nevada. At the present time, we arc a Colorado corporation and were originally incorporated as such. Our management believes that changing the state of incorporation from Colorado to Nevada would be in the best interests of all of our shareholders. Many issues of corporate governance, including those regarding officer and director indemnification, are more clearly defined under Nevada law than under Colorado law.

Specifically, the State of Nevada has more liberal provisions concerning the internal elements for our operation than does the State of Colorado, particularly as they relate to shareholder and director meetings. Further, Nevada has no state corporate income tax, while Colorado has such a tax to which we would be subject. Finally, and most importantly, issues regarding officer and director indemnification are more clearly settled under Nevada law than under Colorado law.

We plan to expand our Board of Directors in the future to add several more outside directors, although we have not, at this time, identified specific individuals. If we are to attract and keep outside directors of the highest caliber, we must become eligible to purchase Directors and Officers Insurance, which, in part, involves being incorporated in a state with such well-established precedents concerning indemnification, as well as corporate governance.

Federal Income Tax Consequences

The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion should not be considered tax or investment advice, and the tax consequences of the reverse split may not be the same for all stockholders. In particular, this discussion does not address the tax treatment of special classes of stockholders, such as banks, insurance companies, tax exempt entities and foreign persons. Stockholders desiring to know their individual federal, state, local and foreign tax consequences should consult their own tax advisors.

The reincorporation in Nevada is intended to qualify as a tax-free reorganization under Section 368(a)(1)(F) or 368(a)(1)(A) of the Code. Assuming such tax treatment, no taxable income, gain, or loss will be recognized by us or our stockholders as a result of the exchange of shares of Colorado Common Stock for shares of Nevada Common Stock when the transaction is complete.

Securities Act Consequences

The combination and change of each share of our Colorado Common Stock into one (1) share of Nevada Common Stock will be a tax-free transaction, and the holding period and tax basis of Common Stock will be carried over to a portion of Nevada Common Stock received in exchange therefore.

The shares of Nevada Common Stock to be issued in exchange for shares of Colorado Common Stock are not being registered under the Securities Act of 1933, as amended (the "1933 Act"). In that regard, we are relying upon Rule 145(a)(2) under the 1933 Act, which provides that a merger which has "as its sole purpose" a change in the domicile of a corporation does not involve the sale of securities for purposes of the 1933 Act, and on interpretations of the Rule by the Securities and Exchange Commission (the "Commission") which indicate that the making of certain changes in the surviving corporation's charter documents which could otherwise be made only with the approval of the stockholders of either corporation does not render Rule 145(a)(2) inapplicable.

After our reincorporation, we will be a publicly held company. Our Nevada Common Stock will be listed for trading on the NASD Over-the-Counter Bulletin Board, and we will file periodic reports and other documents with the Commission and provide to our stockholders the same types of information that we had previously filed and provided. Stockholders whose Common Stock is freely tradable before our reincorporation will have freely tradable shares of our Nevada Common Stock. Stockholders holding restricted shares of Common Stock will have shares of Nevada Common Stock which are subject to the same restrictions on transfer as those to which their present shares of Common Stock are subject, and their stock certificates, if surrendered for replacement certificates representing shares of our Nevada Common Stock, will bear the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the 1933 Act, stockholders will be deemed to have acquired their shares of our Nevada Common Stock on the date they acquired their shares of Common Stock. In summary, we and our stockholders will be in the same respective positions under the federal securities, laws after the reincorporation as we and our stockholders were prior to the reincorporation.

None of our shareholders' capital positions will be effected by the change of state of incorporation. This change will have no effect on the number of our authorized or issued securities which will remain the same under the Nevada corporation. In addition, we plan to do this transaction as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. This resolution requires the affirmative vote of a majority of our issued and outstanding shares. Our Board of Directors recommends that shareholders vote FOR the resolution.

CHANGE OF THE NAME OF OUR COMPANY

We want to change our name to Modern MFG Services, Inc. We believe that the name change will better emphasize our new relationship to our operational entities. This resolution requires the affirmative vote of a majority of our issued and outstanding shares. Our Board of Directors recommends that shareholders vote FOR the resolution.

OTHER MATTERS

As of the date of this Proxy Statement, our management has no knowledge of any business, other than previously described herein, which should be presented for consideration at the meeting. In the event that any other business is presented at the meeting, we intend that the persons named in the enclosed Proxy will have authority to vote such Proxy in accordance with their best judgment on such business.

SHAREHOLDER PROPOSALS

According to Rule l4a-8 under the Securities Exchange Act of 1934, a shareholder may require that certain proposals suggested by shareholders be voted on at a shareholders meeting. Information concerning such proposals must be submitted to us for inclusion in our proxy statement. Such proposals for inclusion in our proxy materials relating to our next Annual Meeting must be received by us not later than December 31, 2001.

SOLICITATION OF PROXIES

The cost of solicitation will be borne by us. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitation by mail, our directors, officers, and regular employees may solicit Proxies personally or by telegraph or telephone, without additional compensation.

NOTICE TO BANKS, BROKERS/DEALERS, VOTING TRUSTEES, AND THEIR NOMINEES

Please advise us, in care of our corporate address, whether any other persons are the beneficial owners of the shares of common stock for which Proxies are being solicited from you, and, if so, the number of copies of the Proxy Statement, and other soliciting materials, you wish to receive in order to supply copies to the beneficial owners of shares.

MPEG SUPER SITE, INC.
Financial Statements

KDS
Member American Institute	KURT D. SALIGER	Member Nevada Society
of Certified Public Accountants	Certified Public Accountant	of Certified Public Accountants

INDEPENDENT AUDITOR'S REPORT

Board of Directors
MPEG Super Site, Inc.
Las Vegas, Nevada

     I have audited the accompanying balance sheets of MPEG Super Site, Inc. as of June 30, 2000 and as of June 30, 1999 and the related statements of operations, stockholders' equity and cash flows for the year from July 1, 1999 to June 30, 2000 and from the period from June 18, 1999 (inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MPEG Super Site, Inc. at June 30, 2000 and at June 30, 1999 and the results of its operations and its cash flows for the year July 1, 1999 to June 30, 2000 and the period from June 18, 1999 (inception) to June 30, 1999 in conformity with generally accepted accounting principles.

\S\ Kurt D. Saliger, C.P.A.
Kurt D. Saliger C.P.A.
January 17, 2001

3000 W. Oakey - Suite A-4 - Las Vegas, Nevada 89146
Phone: (702) 367-1988 Fax: (702) 870-8388

MPEG SUPER SITE, INC.
BALANCE SHEET

	June 30, 2000	June 30, 1999

ASSETS

CURRENT ASSETS
Cash	$145	$414,000
Accounts Receivable	$7,000	$7,000

TOTAL CURRENT ASSETS	$7,145	$421,000

OTHER ASSETS
Deposits	$40,150	$0

TOTAL ASSETS	$47,295	$421,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$130,244	$414,000
Accrued Liabilities	$175,001	$0
Due To Shareholder	$216,947	$0

TOTAL CURRENT LIABILITIES	$522,192	$414,000

LONG-TERM DEBT	$0	$0

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value
authorized 100,000,000 shares issued
and outstanding
June 30, 1999 7,000,000		$7,000
June 30, 2000 16,293,580	$16,294

Additional Paid In Capital	$720,402	$0

Retained Earnings (Deficit)	($1,211,593)	$0

TOTAL STOCKHOLDERS' EQUITY	($474,897)	$7,000

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$47,295	$421,000

See accompanying notes to financial statements

MPEG SUPER SITE, INC.
STATEMENT OF OPERATIONS

	July 1, 1999	June 18, 1999
	to	(inception)
	June 30, 2000	to June 30, 1999

INCOME
Revenue	$10,000	$0

TOTAL INCOME	$10,000	$0

EXPENSES
General and Administrative	$1,221,593	$0

TOTAL EXPENSES	$1,221,593	$0

INCOME (LOSS) FROM OPERATIONS	($1,211,593)	$0
Interest Income	$0	$0

INCOME (LOSS) BEFORE INCOME TAXES	($1,211,593)	$0
Provision for income taxes	$0	$0

NET INCOME (LOSS)	($1,211,593)	$0

NET INCOME (LOSS)
PER SHARE - BASIC AND DILUTED	($0.07)	$0

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING	16,293,580	7,000,000

See accompanying notes to financial statements.

	MPEG SUPER SITE, INC.
	STATEMENT OF STOCKHOLDERS' EQUITY
		June 30, 1999
		June 30, 2000

		Common Stock

			Additional	Retained
	Number of		Paid In	Earnings
	Shares	Amount	Capital	(Deficit)

Issued for cash June 18, 1999	7,000,000	$7,000	$0

Net Income
June 18, 1999 to June 30, 1999	-------------	----------	-----------	$0

Balance June 30, 1999	7,000,000	$7,000	$0	$0

Issued for cash
various 2000 dates	9,293,580	$9,294	$720,402

Net Income (Loss)
July 1, 1999 to June 30, 2000	-------------	----------	-----------	($1,211,593)

Balance June 30, 2000	16,293,580	$16,294	$720,402	($1,211,593)

See accompanying notes to financial statements.

MPEG SUPER SITE, INC.
STATEMENT OF CASH FLOWS

	July 1, 1999	June 18, 1999
	to	(inception)
	June 30, 2000	to June 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	($1,211,593)	$0

(Increase) in accounts receivable	$0	($7,000)
(Decrease) Increase in accounts payable	($323,906)	$414,000
Increase in accrues liabilities	$175,001	$0
Increase in due to shareholder	$216,947	$0

Net Cash (Used) In Operating Activities	($1,143,551)	$407,000

CASH FLOWS FROM INVESTNIG ACTIVITIES
Purchases of fixed assets	$0	$0

	($1,143,551)	$407,000

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Common Stock for cash	$729,696	$7,000

Net increase (decrease) in cash	($413,855)	$414,000

Cash, Beginning	$414,000	$0

Cash, Ending	$145	$414,000

See accompanying notes to financial statements

MPEG SUPER SITE, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2000
June 30, 1999

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was incorporated June 18, 1999 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company is a marketer and promoter of entertainment events and related activities and also provides consulting services to the entertainment industry. Rocky Mountain Power Company was incorporated September 30, 1958 under the laws of the State of Colorado. See NOTE 7.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes sales revenue and consulting fees when the services are provided.

Fixed Assets

The Company maintains nor controls any fixed assets.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of June 30, 2000, the Company had no dilutive common stock equivalents such as stock options.

MPEG SUPER SITE, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2000
June 30, 1999

NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period from July 1, 1999 to June 30, 2000 due to the net loss for the period.

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the Company consists of 100,000,000 shares with $0.001 par value per share with 16,293,580 shares issued and outstanding as of June 30, 2000.

Preferred Stock

The authorized preferred stock of the Company consists of 200,000 shares with a par value of $25.00 per share. No shares of preferred stock are issued and outstanding.

NOTE 5 - SUBSEQUENT EVENT

The Company has entered in a stock purchase agreement with Stuart Communications Corp. dba The Billiard Channel, Inc. whereas the MPEG Super Site, Inc. agrees to acquire 100% of the stock of the aforementioned company. The stock for stock transaction is subject to shareholder approval and is scheduled to close within the year 2000. The Company entered into this stock purchase agreement on September 6, 2000.

NOTE 6 - LITIGATION

The Company is involved in litigation with L.A. Commercial Group, Inc. The Company has a stipulated judgment action pending against it on September 15, 2000 in Superior Court of the State of California for the County of Los Angeles whereby the Company promises to pay to L.A. Commercial Group, Inc. the aggregate sum of $30,000 without interest, attorney's fees or costs on or before April 1, 2001.

NOTE 7 - ROCKY MOUNTAIN POWER TRANSACTION

The company has completed a stock purchase agreement with Rocky Mountain Power Company on September 21, 1999, whereas Rocky Mountain Power Company agreed to acquire 100% of the stock of MPEG Super Site, Inc. The stock for stock transaction was accounted for as a reverse merger where MPEG Super Site, Inc. was the accounting acquirer since its shareholders received a 93% interest in the combined entity through the acquisition of 13,900,000 shares of common stock. The historical financial statements are those of MPEG Super Site, Inc. and Rocky Mountain Power Company’s operations are included commencing on the merger date. There were no assets or liabilities of Rocky Mountain Power Company carried forward, acquired or included in the financial statements of MPEG Super Site, Inc. as of the merger date of September 21, 1999. Rocky Mountain Power Company reported assets of approximately $2.3 million as of June 30, 1999 but these assets were disposed of through a spinout prior to the merger date.

MODERN MFG SERVICES, INC.
(A Development Stage Company)
FINANCIAL STATEMENTS

JONATHON P.REUBEN C.P.A. AN ACCOUNTANCY CORPORATION
23440 HAWTHORNE BLVD., SUITE 270
TORRANCE, CA 90505
(310) 378-3609

Independent Auditors' Report

Board of Directors
Modern MFG Services, Inc.
Everett, Washington

We have audited the accompanying balance sheet of Modern MFG Services, Inc. (A Development Stage Company) as of January 31, 2001, and the related statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' deficit from inception (February 7, 2000) through January 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Modern MFG Services, Inc. as of January 31, 2001, and the results of its operations and its cash flows from the Company’s inception (February 7, 2000) through January 31, 2001, in conformity with generally accepted accounting principles.

Jonathon P. Reuben, C.P.A.
Accountancy Corporation
Torrance. California
March 9, 2001

MODERN MFG SERVICES, INC.
(A Development Stage Company)
BALANCE SHEET
JANUARY 31, 2001

Assets

Total Current Assets	$-

Other Assets
Capitalized website development costs	107,908

Total Assets	$107,908

Liabilities and Stockholders' Deficit

Current Liabilities
Payable to officers and affiliates	$160,745
Consulting fee payable	11,725

Total Current Liabilities	172,470

Stockholders' (Deficit)
Common Stock, no par value; authorized
50,000,000 shares; issued and outstanding
11,525,000 shares as of January 31, 2001	11,525
Deficit Accumulated During the Development Stage	(76,087)

Total Stockholders' (Deficit)	(64,562)

Total Liabilities and Stockholders' (Deficit)	$107,908

MODERN MFG SERVICES, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
From Inception (February 7, 2000) through January 31, 2001

Income	$-

Operating Expenses
Website development expense	59,287
General and administrative expenses	16,800
76,087

Net Loss and Accumulated Deficit	$(76,087)

Basic Loss Per Share	$0.0066

Weighted Average Common
Shares Outstanding	11,525,000

MODERN MFG SERVICES, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
From Inception (February 7, 2000) through January 31, 2001

Cash Flows from Operating Activities
Net Loss	$(76,087)
Adjustments to reconcile net loss to net cash
provided by operating activities:
(Increase) decrease in assets
(Increase) in capitalized software development costs	(107,908)

Increase (Decrease) in Liabilities
Increase in payable to officers and affiliates	160,745
Increase in consulting fee payable	11,725

Net cash use in operating activities	(11,525)

Cash Flows from Investing Activities

Net cash provided (used) in investing activities	-

Cash Flows from Financing Activities
Gross proceeds from private offerings	11,525

Net cash provided by financing activities	11,525

Net Increase (Decrease) in Cash and Cash
Equivalents	-

Ending Balance - Cash and Cash Equivalents	$-

Supplemental Information:

Cash Paid For:

Interest Expense	$-
Income Taxes	$-

Note 1 - Organization

Modern MFG Services, Inc. (the "Company") was organized as a joint venture in February 2000, for the purpose of developing a service organization using modern technology thru the internet for machinists, machine shops, and customers, to make contact, bid for jobs and other related matters. The total capital raised by the joint venture was $11,525, which was received by the Company’s President and used in the operations of the Company. On December 8, 2000, the joint venture was reorganized when it incorporated in the State of Washington. In exchange for all of the joint venture interests, the Company issued 11,525,000 shares of its common stock.

The Company is in the development stage as defined in FASB Statement 7. The Company has not paid any dividends and dividends, thatay be paid in the future, will depend on the financial requirements of the Company and other relevant factors.

Note 2 - Summary of Significant Accounting Policies

a.	Capitalized Web site Development Costs The Company accounts for the costs incurred in the development of its website pursuant to Statement of Position 98-1. Costs incurred in the planning stage of the web site are expensed as incurred. Costs incurred in developing the website including its application, infrastructure, coding, and graphics, are capitalized and will be amortized over the expected useful life of the web site upon its completion.
b.	Net Loss Per Share The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share” (“EPS”) that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic EPS. Basic weighted average shares outstanding as of January 31, 2001 was 11,525,000 shares.
c.	Cash and Cash Equivalents For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.
d.	Pervasiveness of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
e.	Income Taxes The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

f.	Fair Value of Financial Instruments Pursuant to SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of January 31, 2001. The Company considers the carrying value of such amounts in the financial statements to approximate their face value.
g.	New Accounting Pronouncements SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and displaying comprehensive income and its components in financial statements. The Company adopted the provisions of SFAS No. 130 in 2000, but has had no elements of comprehensive income since inception. SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information”, establishes a new model for segment reporting, called the “management approach” and requires certain disclosures for each segment. The management approach is based on the way the chief operating decision-maker organizes segments within a company for making operating decisions and assessing performance. The Company adopted the provisions of SFAS No. 131 in 2000, but it currently is in the development stage.

Note 2 – Transactions with Officers and Affiliates

During 2000, the Company’s officers were involved in the concept and development of the website along with an unrelated consultant. For services rendered by the Company’s President for the period ended January 31, 2001, the Company was billed a totaled $85,900, of which the president received $11,525 through the funding of the joint venture. The services rendered by the Company’s Vice-President were billed to the Company and as of January 31, 2001, totaled $69,750. During the year, the Company operated out of the President’s facilities. For the use of the facilities, the Company was billed $16,200. The Company’s incorporation costs of $600 were paid by its President on its behalf. The total balance owed for the above services and costs as of January 31, 2001, totaled $160,745, which is fully due when the Company has sufficient capital to make payment.

Note 3 – Consulting Fees Payable

In development of the website, the Company retained a consultant. As of January 31, 2001, the amount owed the consultant totaled $11,725.

Note 4 - Income Taxes

Prior to incorporating, the Company will be treated as a partnership for income tax reporting purposes. The losses it incurred as a joint venture will be allocated to its joint venture holders on a pro rata basis. The net operating losses incurred after incorporation is immaterial.

MPEG SUPER SITE, INC.

PRO FORMA
FINANCIAL STATEMENTS

MPEG SUPER SITE, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JANUARY 31, 2001
(See Accountants Compilation Report)

ASSETS

CURRENT ASSETS
Cash	$5,511
Deposits	$38,500
Capitalized Website Development Costs	$107,908
$151,919

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts Payable	$136,961
Accrued Expenses	$217,975
Payable to Officers and Affiliates	$405,387
$760,323

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value
authorized 100,000,000 shares issued
and outstanding at January 31, 2001	$12,340
Additional Paid In Capital	$735,882
Retained Earnings (Deficit)	($1,356,626)
($608,404
($151,919

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

MPEG SUPER SITE, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE PERIOD FEBRUARY 1, 2000 TO January 31, 2001
(See Accountant’s Compilation Report)

Revenue	$ 10,000
Costs of Revenue	$ 0
Gross Profit	$ 10,000

Operating Expenses
Selling, General and Administrative	$543,635
Depreciation and Amortization	$ 0
Total Operating Expenses	$543,635

Income (Loss) from operations	($533,635)

Other Income (Expense)
Interest Income	$ 0
Interest Expense	$ 0

Income (Loss) Before Income Taxes	($533,635)
Income Taxes	$ 0

Net Income (Loss)	($533,635)

Net Income (Loss ) Per Common Share – Basic & Diluted	($0.0432)
12,339,679. common shares outstanding.

See accompanying notes to pro forma unaudited condensed consolidated financial statements

MPEG SUPER SITE, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FEBRUARY 1, 2000 TO January 31, 2001
(See Accountant’s Compilation Report)

Cash Flows From Operating Activities
Net Income (loss)	($533,635)

Adjustments to reconcile net loss to net cash
Provided by operating activities
(Increase) in capitalized software development costs	($107,908)
Decrease in other assets	310,000
Increase in accounts payable	$9,579
Increase in accrued expenses	$7,768
Increase in payable to officers and affiliates	$306,233

Net Cash (Used) By Operations	($7,963)

CASH FLOWS FROM INVESTNIG ACTIVITIES
$0

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Common Stock for cash	$11,525

Net increase (decrease) in cash	$3,562

Cash, February 1, 2000	$1,949

Cash, January 31, 2001	$5511

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

MPEG SUPER SITE, INC.
NOTES TO PRO FORMA FOR CONDENSED CONSOLADATED FINANCIAL STATEMENTS
(See Accountant’s Compilation Report)

NOTE 1 – BASIS OF PRESENTATION

The accompanying pro forma unaudited condensed financial statements (“pro forma statements”) of MPEG Super Site, Inc. (the Company) have been prepared from the audited financial statements of the Company and Modern MFG Services, Inc. as at and for the twelve month period ending January 31, 2001 together with other information made available to the companies. In the opinion of management, these pro forma statements include all adjustments necessary for a fair presentation. These entities are not related to each other.

NOTE 2 – PRO FORMA ASSUMPTIONS

The pro forma unaudited condensed balance sheet gives effect to an acquisition agreement dated February of 2001 between the Company (“Buyer”) and Modern Mfg Services, Inc. (“Seller”). The Company shall exchange 11,525,000 shares of its restricted common stock for each share representing all of the outstanding ownership interest of the Seller. The pro forma unaudited consolidated condensed balance sheet is compiled as if the transaction had occurred on January 31, 2001. The pro forma condensed consolidated statements of income and cash flows for the twelve month period ended January 31, 2001 also give effect as if the acquisition occurred on February 1, 2000.

NOTE 3 – PER SHARE INFORMATION

Pro forma net income ( loss) per share have been calculated using the weighted average number the Company’s common shares outstanding during the period ended January 31, 2001 plus the common shares to be issued under the acquisition agreement as if the additional shares were outstanding throughout the period.

NOTE 4 – ACQUISITION ACCOUNTING METHOD

The pro forma statements have been compiled using the pooling of interests method as the accounting principle applied to the business combination.

NOTE 5 – YEAR END

The year end of the company is fiscal year ending June 30.

ARTICLE 113
Dissenters' Rights

Part I
Right of Dissent
Payment of Shares

7-113-101.Definitions. For purposes of this article:

(1)"Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)"Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3)"Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4)"Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5)"Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6)"Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7)"Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102. Right to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(I)Approval by the shareholders of that corporation is required for the merger by section 7-111 - 103 or 7-111 - 104 or by the articles of incorporation; or (II)The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104; (b)Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c)Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

(d)Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102

(2).(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the

(a)	association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of: (a)The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote; (b)The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders. (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except: (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;
(b)	Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;
(c)	Cash in lieu of fractional shares; or
(d)	Any combination of the foregoing described shares or cash in lieu of fractional shares.
(2)	(Deleted by amendment, L. 96, p.1321, 30, effective June 1, 1996.) (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.
(3)	A shareholder is entitled to dissent and obtain payment of the fair value of the shareholders shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.
(4)	A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. Dissent by nominees and beneficial owners.

(1)	A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.
(2)	A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:
(a)	The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
(b)	The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.
(3)	The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. My such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

Part 2
Procedure for Exercise
of Dissenters' Rights

7-113-201. Notice of dissenters' rights.

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202. Notice of intent to demand payment.

(1)	If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:
(a)	Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and
(b)	Not vote the shares in favor of the proposed corporate action.
(2)	If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.
(3)	A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203. Dissenters' notice.

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

(2)	The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:
(a)	State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;
(b)	State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;
(c)	Inform holders of uncertified shares to what extent transfer of the shares will be restricted after the payment demand is received; (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;
(e)	Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;
(f)	State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and
(g)	Be accompanied by a copy of this article.

7-113-204. Procedure to demand payment.

(1)	A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:
(a)	Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and
(b)	Deposit the shareholder's certificates for certificated shares.
(2)	A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.
(3)	Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.
(4)	A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205. Uncertified shares.

(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertified shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof

(2)In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertified shares.

7-113-206. Payment.

(1) F the effective date of the co section 7-113-102 or upon 7-113-204, whichever is complied with section 7-11 or if no such address is stated the corporation's current r( holding the dissenter's share fair value of the dissenter's (2) The payment made pursuant accompanied by:

(a)	The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited:
(b)	A statement of the company's shares;
(c)	An explanation of how interest as was calculated
(d)	A statement of the dissenter's right to demand payment under section 7-113-209; and
(e)	A copy of this article.

7-113-207. Failure to take action.

(1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertified shares.

(2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action.

(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify~ in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept h in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209. Procedure if dissenter is dissatisfied with payment or offer.

(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertified shares as required by section 7-113-207 (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

Part 3
Judicial Appraisal of Shares

7-113-301. Court action.

(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. if the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

MPEG Super Site, Inc.
22431 B-160 Antonio Parkway #415
Rancho Santa Margarita, California 92688

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
OF MPEG SUPERSITE, INC.

     THE UNDERSIGNED hereby appoints and constitutes Bruce M. Tomiyama as his true and lawful agents and proxy, with full power of substitution and revocation, to attend, represent and to vote the shares of common stock of the undersigned at the Special Meeting of Shareholders to be held at 5101 Great American Parkway, Santa Clara, CA 95054 on July 6, 2001 at 10:00 a.m.,local time, for the purpose set forth in the accompanying Notice of Special Meeting of Shareholders and at any adjournment thereof, and on all matters coming before said meeting.

     Management recommends a vote FOR items 1, 2, 3, 4 and 5, and SHARES WILL BE VOTED UNLESS YOU INDICATE OTHERWISE:

1.	Approval of the following individuals to serve on the Board of Directors:

Roger M. Janssen	FOR_____	AGAINST_____	ABSTAIN_____
Terry A. Burke	FOR_____	AGAINST_____	ABSTAIN_____
Bruce M. Tomiyama	FOR_____	AGAINST_____	ABSTAIN_____

2.	The ratification and approval of our acquisition of Modern MFG Services, Inc., a
Washington corporation doing business as “Virtual RFQ”;

	FOR_____	AGAINST_____	ABSTAIN_____

3.	The reverse split of our common stock on a one-for-twenty basis;

	FOR_____	AGAINST_____	ABSTAIN_____

4.	The approval of a change of our state of incorporation to Nevada and our name to
“Modern MFG Services, Inc.” or such similar name as permitted by the Nevada Secretary of
State;

	FOR_____	AGAINST_____	ABSTAIN_____

5. Consideration of any matters which may properly come before the Meeting, or any adjournment thereof. At this time, the Board of Directors is not aware of any other business to come before the Meeting.

FOR_____ AGAINST_____ ABSTAIN_____

Dated:_________________________________, 2001

(Printed name of Shareholder) ______________________________________________

(Signature of Shareholder) __________________________________________________

     This Proxy Must Be Signed Exactly As Your Name Appears On Your Stock Certificate. Executors, Administrators, Trustees, Etc., Should Give Full Title As Such. If The Signer Is A Corporation, Please Sign Full Corporate Name By A Duly Authorized Officer.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THE FAILURE TO CHECK A BLOCK WILL BE TAKEN AS A VOTE FOR THE

PROPOSITION.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

________________MPEG Super Site, Inc._______________
(Registrant)

Date __June 12, 2001 ____/s/ Bruce Tomiyama __________________
(Bruce Tomiyama, interim President, CFO and Director)